UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 30, 2006

                            FIRST BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)


     Missouri                     000-22842                  43-1654695
(State or other jurisdiction    (Commission               (I.R.S. Employer
  of incorporation)             File Number)             Identification No.)

142 East First Street, Mountain Grove, Missouri                 65711
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:  (417) 926-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

 * Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 * Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 * Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 * Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

     First Home Savings Bank is the wholly-owned financial institution subsidiary of First Bancshares, Inc. As a Missouri state-chartered savings and loan association, the Bank is subject to the regulation of and examination by the Missouri Division of Finance, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision ("OTS"). The OTS recently completed an examination of the Bank and has determined that certain of the Bank's lending policies and procedures were deficient, and that, as a result of the Bank's recent operating losses, the Bank needs to revise its business plan and budget to enhance profitability. In connection with OTS' determinations and other issues noted in the examination, the Bank anticipates that it will be entering into a memorandum of understanding with the OTS in the near future.

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                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 30, 2006                  FIRST BANCSHARES, INC.


                                        /s/James W. Duncan
                                        -------------------------------------
                                        James W. Duncan
                                        President and Chief Executive Officer

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